EXHIBIT 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX UPDATES GUIDANCE FOR MARCH QUARTER FY05

SAN JOSE, CA, MARCH 8, 2005 — Xilinx, Inc. (Nasdaq: XLNX) today released its business update for the March quarter of fiscal 2005.

•                  March quarter sales are expected to be up 5% - 8% sequentially.  This is up from previous guidance of 1% to 5% sequential sales growth.

•                  Gross margin is expected to be approximately 62%, no change from prior guidance.

•                  Sales from all geographies are expected to be up sequentially.

•                  Combined inventory levels at Xilinx and worldwide distributors expected to be less than 150 days, consistent with prior guidance.

No conference call will be held in conjunction with this guidance revision.  Additional commentary pertaining to the quarter will be available when the company reports its fourth quarter financial results on April 21, 2005.

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This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, a high reliance on turns business which is defined as business that is booked and shipped within the quarter, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, inventory levels at customers and throughout the supply chain, product mix shift to our newer products, which have lower gross margins, customer acceptance of our new products, and other risk factors listed in our most recent Form 10K.